STRUCTURING FEE AGREEMENT

      STRUCTURING FEE AGREEMENT (the "Agreement"), dated as of [          ],
2010, between Raymond James & Associates, Inc. ("Qualifying Underwriter"), First Trust Advisors L.P. ("First Trust Advisors") and MacKay Shields LLC ("MacKay", together with First Trust Advisors, the "Advisors").

      WHEREAS, First Trust High Income Long/Short Fund (including any successor by merger or otherwise, the "Fund") is a diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and its common shares of beneficial interest ("common shares") are registered under the Securities Act of 1933, as amended;

      WHEREAS, the Fund and the Advisors have entered into an underwriting
agreement (the "Underwriting Agreement"), dated [          ], 2010 with each
of the underwriters named therein (the "Underwriters");

      WHEREAS, First Trust Advisors is the adviser of the Fund;

      WHEREAS, MacKay is the sub-adviser of the Fund.

      WHEREAS, Qualifying Underwriter is acting as a co-manager in an offering of the Fund's common shares; and

      WHEREAS, the Advisors desire to provide a structuring fee (the "Fee") to Qualifying Underwriter for services assisting the Advisors with respect to the structure and design of the Fund and the organization of the Fund as well as services related to the sale and distribution of the Fund's common shares, including without limitation, views from an investor market and distribution perspective on (i) investment policies to consider in light of today's market,
(ii) the amount and nature of economic and/or financial leverage that could be accepted by the potential investor community, (iii) marketing issues with respect to investments in non-investment grade securities, (iv) marketing issues with respect to utilization of a long/short strategy and (v) the overall marketing and positioning for the Fund's initial public offering;

      NOW, THEREFORE, in consideration of the mutual terms and conditions set forth below, the parties hereto agree as follows:

  1. In consideration of the services noted above, the Advisors shall pay to the
     Qualifying Underwriter a Fee of [          ]% of the aggregate purchase
     price of the common shares sold in the offering by Qualifying Underwriter; provided that the total amount of the Fee shall not exceed [(black circle)]% of the total price to the public of the Fund's common shares
     offered by the prospectus dated [          ], 2010 (the "Prospectus")
     (including all Initial Securities and Option Securities as such terms are described in the Underwriting Agreement). The Fee shall be paid at the same time as the delivery of the common shares to the underwriters in the offering and shall be made by wire transfer to the order of Qualifying Underwriter.

  2. This Agreement shall terminate upon the payment of the entire amount of the Fee, as specified in Section 1 hereof or upon the termination of the Underwriting Agreement without common shares having been delivered and paid for.

  3. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim") shall be governed by and construed in accordance with the laws of the State of New York.


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  4. No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Advisors and Qualifying Underwriter consent to the jurisdiction of such courts and personal service with respect thereto. Each of Qualifying Underwriter and the Advisors waives all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each of the Advisors and Qualifying Underwriter agrees that a final judgment in any proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Advisors and Qualifying Underwriter, as the case may be, and may be enforced in any other courts to the jurisdiction of which the Advisors and Qualifying Underwriter, as the case may be, is or may be subject, by suit upon such judgment.

  5. This Agreement may not be assigned by either party without the prior written consent of the other parties.

  6. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both Qualifying Underwriter and the Advisors.

  7. All notices required or permitted to be sent under this Agreement shall be sent, if to First Trust Advisors:

         First Trust Advisors L.P.
         [          ]

         or if to MacKay:

         MacKay Shields LLC
         [          ]

         or if to Qualifying Underwriter:

         Raymond James & Associates, Inc.
         880 Carillon Parkway
         Tower 3, 5th Floor
         St. Petersburg, FL 33716
         Attention: John Critchlow

      or such other name or address as may be given in writing to the other parties. Any notice shall be deemed to be given or received on the third day after deposit in the U.S. mail with certified postage prepaid or when actually received, whether by hand, express delivery service or facsimile transmission, whichever is earlier.

  8. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.


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      IN WITNESS WHEREOF, the parties hereto have duly executed this Structuring
Fee Agreement as of the date first above written.

                                        RAYMOND JAMES & ASSOCIATES, INC.



                                        By: ______________________________
                                             Name: Loren Moody




FIRST TRUST ADVISORS L.P.

By: ______________________________
      Name:
      Title:



MACKAY SHIELDS LLC

By: ______________________________
      Name:
      Title:


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                           INDEMNIFICATION AGREEMENT

                                                          [          ], 2010


Raymond James & Associates, Inc.
880 Carillon Parkway
Tower 3, 5th Floor
St. Petersburg, FL 33716

Ladies and Gentlemen:

       In connection with the engagement of Raymond James & Associates, Inc. ("Qualifying Underwriter") to advise and assist the undersigned (together with their affiliates and subsidiaries, referred to as the "Companies") with the
matters set forth in the Structuring Fee Agreement dated [          ], 2010
between the Companies and Qualifying Underwriter (the "Agreement"), in the event that Qualifying Underwriter becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a "Proceeding") in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement (other than those services provided under the Underwriting Agreement), the Companies agree to indemnify, defend and hold Qualifying Underwriter harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities prior to the date of the Agreement (other than those services provided under the Underwriting Agreement), except to the extent that it shall be determined by a court of competent jurisdiction that such losses, claims, damages, liabilities and expenses resulted primarily from the gross negligence or willful misconduct of Qualifying Underwriter. In addition, in the event that Qualifying Underwriter becomes involved in any capacity in any Proceeding in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement (other than those services provided under the Underwriting Agreement), the Companies will reimburse Qualifying Underwriter for its reasonable legal and other expenses incurred in connection therewith, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such legal and other expenses resulted from the gross negligence or willful misconduct of Qualifying Underwriter or Qualifying Underwriter is not otherwise entitled to indemnification hereunder. If such indemnification were not to be available for any reason, the Companies agree to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Companies and their stockholders and affiliates, on the one hand, and Qualifying Underwriter, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Companies and their stockholders and affiliates, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. The Companies agree that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Companies and their stockholders and affiliates, on the one hand, and the party entitled to contribution, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Companies or their stockholders or affiliates, as the case may be, as a result of or in connection with the Agreement bears to the fees paid to Qualifying Underwriter under the Agreement; provided, that in no event shall the Companies contribute less than


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the amount necessary to assure that Qualifying Underwriter is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by Qualifying Underwriter pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Companies or other conduct by the Companies (or their employees or other agents), on the one hand, or by Qualifying Underwriter, on the other hand. The Companies will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not Qualifying Underwriter is an actual or potential party to such Proceeding, without Qualifying Underwriter's prior written consent. The Companies shall not be liable for any settlement of any Proceeding effected by Qualifying Underwriter without its prior written consent. For purposes of this Indemnification Agreement, Qualifying Underwriter shall include Qualifying Underwriter, any of its affiliates, each other person, if any, controlling Qualifying Underwriter or any of its affiliates, their respective officers, current and former directors, employees and agents, and the successors and assigns of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

      The Companies agree that neither Qualifying Underwriter nor any of its affiliates, directors, agents, employees or controlling persons shall have any liability to the Companies or any person asserting claims on behalf of or in right of the Companies in connection with or as a result of either Qualifying Underwriter's engagement under the Agreement or any matter referred to in the Agreement, including, without limitation, related services and activities prior to the date of the Agreement (other than those services provided under the Underwriting Agreement), except to the extent that it shall be determined by a court of competent jurisdiction that any losses, claims, damages, liabilities or expenses incurred by the Companies resulted primarily from the gross negligence or willful misconduct of Qualifying Underwriter in performing the services that are the subject of the Agreement. Nothing in this Indemnification Agreement shall be read or construed to limit any liability or obligations of any party arising under or in connection with the Underwriting Agreement.

      THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT ("CLAIM"), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANIES AND QUALIFYING UNDERWRITER CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANIES HEREBY CONSENT TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST QUALIFYING UNDERWRITER OR ANY INDEMNIFIED PARTY. EACH OF QUALIFYING UNDERWRITER AND THE COMPANIES WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. EACH OF QUALIFYING UNDERWRITER AND THE COMPANIES AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON QUALIFYING UNDERWRITER AND THE


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COMPANIES, AS THE CASE MAY BE, AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE
JURISDICTION OF WHICH QUALIFYING UNDERWRITER AND THE COMPANIES, AS THE CASE MAY BE, IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.


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      The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of the Agreement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

                                        Very truly yours,

                                        FIRST TRUST ADVISORS L.P.


                                        By: ______________________________
                                              Name:
                                              Title:




                                        MACKAY SHIELDS LLC


                                        By: ______________________________
                                              Name:
                                              Title:




Accepted and agreed to as of
the date first above written:

RAYMOND JAMES & ASSOCIATES, INC.

By: ______________________________
      Name:  Loren Moody
      Title: Managing Director


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